Exhibit 10.28

SUNPOWER CORPORATION 2005 STOCK UNIT PLAN

SECTION 1. PURPOSE

The purpose of this SunPower Corporation 2005 Stock Unit Plan (the “Plan”) is to attract, retain and motivate employees and consultants of SunPower Corporation, a California corporation (the “Company”), by providing an added incentive to work towards the Company’s growth and success. The Company intends to reincorporate in Delaware after which “Company” shall mean the resulting Delaware corporation.

SECTION 2. DEFINITIONS

Certain terms used in this Plan have the meanings set forth in Appendix I.

SECTION 3. ELIGIBILITY

A Stock Unit Award may be granted to any Employee or Consultant whom the Committee from time to time selects. Executive officers and members of the Board of Directors of the Company shall not be eligible for grants of Stock Unit Awards under the Plan.

SECTION 4. STOCK UNITS SUBJECT TO THE PLAN

Subject to adjustment from time to time as provided in Section 9, a maximum of 200,000 Stock Units may be subject to Stock Unit Awards granted under the Plan. If any Stock Unit Award lapses, expires, terminates or is canceled prior to settlement in full, the number of Stock Units with respect to which the Stock Unit Award has not been settled shall again be available as the subject of Stock Unit Awards issued under the Plan.

SECTION 5. STOCK UNIT AWARDS

5.1 Grant of Stock Unit Awards

The Committee may grant Stock Unit Awards under the Plan evidenced by a Stock Unit Award Agreement which shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with this Plan. Each Stock Unit Award Agreement shall specify the number of Stock Units subject to the Stock Unit Award and the Exercise Price.

5.2 Vesting of Stock Unit Awards

Subject to Section 9.2 and except as otherwise established and set forth in the applicable Stock Unit Award Agreement, a Stock Unit Award shall vest and become exercisable upon the later of (i) (A) with respect to 1/5th of the Stock Units subject to the Stock Unit Award, the first anniversary of the Participant’s Continuous Service, and (B) with respect to the remaining 4/5ths of the Stock Units subject to the Stock Unit Award, 1/20th of the Stock Units subject to the Stock Unit Award on the last day of each of the next sixteen (16) full three-month periods of

Continuous Service after such first anniversary, and (ii) the earlier of (A) the effective date of a registration statement filed by the Company with the U.S. Securities and Exchange Commission for the initial offering of the Common Stock of the Company to the public (an “IPO”) and (B) a Company Transaction (such later date, the “Vesting Date”). Notwithstanding the foregoing, no Stock Unit Awards shall vest or become exercisable unless an IPO or a Company Transaction occurs on or before the tenth anniversary of the Effective Date. No Stock Unit Awards shall vest or become exercisable after termination of the Participant’s Continuous Service.

5.3 Exercise and Settlement of Vested Stock Units

Unless terminated earlier pursuant to the Plan or the Stock Unit Award Agreement, each Stock Unit Award may be exercised at the election of the Participant at any time during the term of the Stock Unit Award after the Vesting Date applicable to the Stock Units for which the Stock Unit Award is exercised. Each Stock Unit Award Agreement shall specify the term of the Stock Unit Award, which shall be no more than ten years. A Stock Unit Award shall terminate ninety days after the termination of the Participant’s Continuous Service, or such other date specified in the Stock Unit Award Agreement, but in no event later than the expiration of its term. The Committee may also terminate any or all outstanding Stock Unit Awards upon six months prior written notice given on or after the date that is four years and six months after the date of grant of the Stock Unit Award.

An election to exercise a Stock Unit Award must be made in accordance with the applicable procedures prescribed by the Company.

Upon exercise of a Stock Unit Award, the Company shall pay cash to the Participant (or any person having the right to exercise the Stock Unit Award after his or her death) in an amount equal to the Stock Unit Value (less the amount of any tax withholding obligations) of the Stock Units with respect to which the Stock Unit Award is exercised.

SECTION 6. ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have full power and exclusive authority, to the extent permitted by applicable law, to (a) select the Participants to whom Stock Unit Awards may from time to time be granted under the Plan; (b) determine the number of Stock Units subject to a Stock Unit Award granted to a Participant; (c) determine the terms and conditions of any Stock Unit Award granted under the Plan and approve the forms of documentation for use under the Plan; (d) interpret and administer the Plan and any instrument evidencing a Stock Unit Award or agreement entered into under the Plan; (e) establish such rules and regulations as it shall deem appropriate for the proper administration of the Plan; and (f) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. A majority of the members of the Committee may determine its actions. All determinations, decisions, interpretations and other actions by the Committee shall be final, conclusive and binding on all persons.

Notwithstanding anything herein to the contrary, the Committee may authorize one or more officers of the Company to designate Employees or Consultants, other than himself or herself, to receive Stock Unit Awards and/or to determine the number of such Stock Units subject to Stock Unit Awards to be received by such persons.

SECTION 7. WITHHOLDING

The Company may require the Participant to pay to the Company (or the Participant’s employer, if not the Company) the amount of any taxes that the Company (or employer) is required by applicable foreign or United States federal, state or local law to withhold with respect to the grant, vesting, exercise or settlement of a Stock Unit Award (“tax withholding obligations”). The Company shall not be required to make any payment for or otherwise settle a Stock Unit Award under the Plan until such tax withholding obligations are satisfied.

The Committee may permit or require a Participant to satisfy all or part of the Participant’s tax withholding obligations by (a) paying cash to the Company (or employer) or (b) having the Company (or employer) withhold an amount from any cash amounts otherwise due or to become due from the Company (or employer) to the Participant.

SECTION 8. ASSIGNABILITY

No Stock Unit Award or interest in a Stock Unit Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings.

SECTION 9. ADJUSTMENTS

9.1 Adjustment of Stock Units

In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or any other company or (b) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in (i) the number and kind of securities which are equivalent to a Stock Unit, (ii) maximum number of Stock Units that may be subject to Stock Unit Awards issued under the Plan; (iii) the number of Stock Units subject to any outstanding Stock Unit Award; and (iv) the Exercise Price and Stock Unit Value of any outstanding Stock Unit Awards.

Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Stock Unit Awards.

9.2 Company Transaction

In the event of a Company Transaction, each outstanding Stock Unit Award may be assumed or continued or an equivalent right substituted by the Successor Company. In the event that the Successor Company refuses to assume, continue or substitute an equivalent right for the Stock Unit Award, the Committee may provide for (i) the acceleration of the expiration date of the outstanding unexercised Stock Unit Awards to a date not earlier than fifteen (15) days after notice to the Participant; or (ii) the settlement of the value of the outstanding Stock Unit Awards which have vested as of the consummation of such Company Transaction in cash or cash equivalents, and the cancellation of the unvested Stock Unit Awards upon the consummation of the Company Transaction. The Committee may provide, in its sole discretion, for the settlement of the value of some or all of the outstanding Awards which have not vested as of the consummation of the Company Transaction in cash or cash equivalents on a deferred basis pending vesting.

9.3 No Limitations

The grant of Stock Unit Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets. The holder of a Stock Unit Award shall have no voting rights with respect to any such transaction.

SECTION 10. AMENDMENT AND TERMINATION

10.1 Amendment, Suspension or Termination

The Board or the Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable. The Committee may amend the terms of any outstanding Stock Unit Award, prospectively or retroactively and with or without the consent of the affected Participant; provided, however, that any outstanding Stock Unit Award shall not be materially impaired by any such amendment without the consent of the affected Participant.

10.2 Term of the Plan

Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. After the Plan is terminated, or a Company Transaction occurs pursuant to which the Successor Company does not affirmatively assume the Plan, no future Stock Unit Awards may be granted, but Stock Unit Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions, subject to the provisions of Section 9.2.

SECTION 11. GENERAL

11.1 No Individual Rights

No individual or Participant shall have any claim to be granted any Stock Unit Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

Furthermore, nothing in the Plan or any Stock Unit Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company, a Parent, a Subsidiary or an Affiliate or limit in any way the right of the Company, a Parent, a Subsidiary or an Affiliate to terminate a Participant’s employment or other relationship at any time, with or without cause.

11.2 No Issuance of Shares

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan.

11.3 No Rights as a Stockholder

No Stock Unit Award shall entitle the Participant to receive any dividend, voting or other right of a stockholder of the Company.

11.4 Legal Requirements

The granting of Stock Unit Awards under the Plan is subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required.

To the extent that a Participant is subject to Section 409A of the U. S. Internal Revenue Code, the provisions of the Plan and the applicable Stock Unit Award Agreement shall be interpreted and applied in a manner consistent with the requirements of Section 409A.

11.5 Effect on Other Employee Benefits

The value of the Stock Unit Awards shall be an extraordinary item of compensation outside the scope of a Participant’s employment contract, if any, and shall not be considered a part of a Participant’s normal or expected compensation for purposes of calculating severance, resignation, redundancy or end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

11.6 Successors

All obligations of the Company under the Plan with respect to Stock Unit Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company, subject to the provisions of Section 9.2.

11.7 Choice of Law

The Plan, all Stock Unit Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the state or country of residence of a Participant, shall be governed by the laws of the State of California without giving effect to principles of conflicts of law.

APPENDIX I

“Affiliate” shall mean any entity other than a Subsidiary, if the Company and/or one of more Subsidiaries own not less than 50% of such entity.

“Board” means the Company’s board of directors.

“Committee” means the Board or each committee appointed by the Board to administer the Plan and consisting of one or more members of the Board.

“Common Stock” means the class A common stock of the Company, or, in the event that after the Effective Date the outstanding shares of Common Stock are recapitalized, converted into or exchanged for different stock or securities of the Company or any other company, such other stock or securities.

“Company Transaction” means consummation of either

(i) a merger or consolidation of the Company with or into another entity or any other corporate reorganization in which the Company’s stockholders immediately prior thereto do not continue to own 50% or more of the voting securities of the Company (or its successor or Parent) immediately thereafter; or

(ii) a sale, transfer or other disposition of all or substantially all of the Company’s stock or assets or the complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Company Transaction shall not be deemed to occur if the Company files a registration statement with the United States Securities and Exchange Commission for the initial offering of Common Stock to the public or if there is a spin off of the Company by a Parent resulting in a dividend or distribution payable in Common Stock to the Parent’s stockholders.

“Consultant” means a consultant or advisor who is not an Employee and who provides bona fide services for the Company, a Parent, a Subsidiary or an Affiliate.

“Continuous Service” means the uninterrupted period from the Vesting Commencement Date of a given Stock Unit Award during which the applicable Participant is in service to the Company, a Parent, a Subsidiary or an Affiliate, whether as an Employee or Consultant, and ending on the date all such service by Participant terminates; provided, however, that Continuous Service includes any bona fide leave of absence, that was approved by the Company, a Parent, a Subsidiary or Affiliate in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law; provided further, however, that Continuous Service terminates in any event when the approved leave ends, unless such Employee or Consultant immediately returns to active work. The Company determines which leaves count toward Continuous Service, and when Continuous Service terminates for all purposes under the Plan.

“Effective Date” means August 12, 2005.

“Employee” means any individual who is a common-law employee of the Company, a Parent, a Subsidiary or Affiliate.

“Exercise Price” the Fair Market Value of one share of Common Stock on the Date of Grant specified in the Stock Unit Award Agreement for a Stock Unit, or such other amount determined by the Committee in its sole discretion and specified in the Stock Unit Award Agreement for such Stock Unit.

“Fair Market Value” means the fair market value of one share of Common Stock, determined by the Committee as follows:

(i) If the Common Stock was traded over-the-counter on the date in question but was not traded on The Nasdaq Stock Market, then the fair market value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Common Stock is quoted or, if the Common Stock is not quoted on any such system, by the Pink Sheets LLC;

(ii) If the Common Stock was traded on The Nasdaq Stock Market, then the fair market value shall be equal to the last reported sale price quoted for such date by The Nasdaq Stock Market;

(iii) If the Common Stock was traded on a United States stock exchange on the date in question, then the fair market value shall be equal to the closing price reported for such date by the applicable composite-transactions report; and

(iv) If none of the foregoing provisions is applicable, then the fair market value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of fair market value by the Committee shall be conclusive and binding on all persons.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

“Participant” means a person who has received a Stock Unit Award.

“Stock Unit” means a unit of measurement equivalent for bookkeeping purposes to one outstanding share of Common Stock. Stock Units are mere bookkeeping entries and represent only the Company’s unfunded and unsecured promise to distribute cash as determined under the Plan on a future date.

“Stock Unit Award” means an award of a right to receive an amount in cash equal to the Stock Unit Value of a Stock Unit.

“Stock Unit Award Agreement” means an instrument evidencing the grant of a Stock Unit Award. The initial form of such instrument is attached hereto as Appendix II.

“Stock Unit Value” means, with respect to a Stock Unit, an amount equal to (A) the Fair Market Value on the date that the Stock Unit Award is exercised minus (B) the Exercise Price.

“Subsidiary” means any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

“Successor Company” means the surviving company, the successor company or its Parent, as applicable, in connection with a Company Transaction.

“Vesting Commencement Date” means the date of grant of a Stock Unit Award or such other date selected by the Committee as the date from which vesting under a Stock Unit Award is to be measured.

APPENDIX II

SUNPOWER CORPORATION

STOCK UNIT AWARD AGREEMENT

We are pleased to inform you that you have been awarded by SunPower Corporation (the “Company”), a Stock Unit Award.

The terms of the Stock Unit Award are as set forth in this Stock Unit Award Agreement (“Agreement”). The Stock Unit Award is granted under the SunPower Corporation 2005 Stock Unit Plan (“Plan”) and, except as expressly provided otherwise herein, this Agreement is limited by and subject to the express terms and conditions of the Plan (the terms and conditions of which shall prevail in the event of any conflict with the provisions of this Agreement), a copy of which is attached. Capitalized terms that are not defined in this Agreement have the meanings given to them in the Plan. The basic terms of the Stock Unit Award are summarized as follows:

Date of Grant:

Number of Stock Units:

Exercise Price:

Expiration of Term:

1. General

Unless terminated earlier pursuant to the Plan or this Agreement, your Stock Unit Award may be exercised at your election at any time during the term of the Stock Unit Award to the extent the Stock Unit Award has become vested and is exercisable in accordance with the provisions of the Plan and this Agreement.

An election to exercise a Stock Unit Award may only be made in accordance with the applicable procedures prescribed by the Company.

Upon exercise of a Stock Unit Award, the Company shall pay cash to you (or any person having the right to exercise your Stock Unit Award after your death) in an amount equal to the Stock Unit Value (less the amount of any tax withholding obligations) of the Stock Units with respect to which the Stock Unit Award is exercised. Payment in respect of your Stock Unit Award will be made only in cash. No shares of Common Stock may be issued in respect of a Stock Unit Award.

Notwithstanding any other provision of the Agreement, the Committee that administers the Plan may terminate your Stock Unit Award upon six months prior written notice given on or after the date that is four years and six months after the date of grant of the Stock Unit Award.

2. Vesting

Your Stock Unit Award shall vest and become exercisable with respect to the Stock Units subject to the award at the following rate and times; provided, however, that no portion of the Stock Unit Award shall vest prior to the earlier of an IPO or a Company Transaction; and provided further, however, that no Stock Unit shall vest unless an IPO or a Company Transaction occurs on or before the tenth anniversary of the Effective Date.

Period of Participant’s Continuous Service	Portion of Stock Units With Respect to Which the Stock Unit Award is Vested
After the first full year of Continuous Service	1/5th
At the end of each full three-month period of Continuous Service thereafter	1/20th
So that at the end of 5 years of Continuous Service	100%

Each Stock Unit Award may be exercised only with respect to Stock Units with respect to which the Stock Unit Award has become vested. No portion of your Stock Unit Award will continue to vest after termination of your Continuous Service for any reason.

3. Termination of Continuous Service

The portion of your Stock Unit Award that has not vested on or before the date of termination of your Continuous Service for any reason will automatically terminate on that date, and you shall be entitled to no payment in respect of any such portion.

The portion of your Stock Unit Award that has vested on or before the date of termination of your Continuous Service will remain exercisable for 90 days following that date (but not after the end of the term of the Stock Unit Award). To the extent not exercised within 90 days following termination of your Continuous Service for any reason, the Stock Unit Award will terminate you shall be entitled to no payment in respect of any such portion.

Notwithstanding the foregoing, if your Stock Unit Award would have vested to any extent based upon your Continuous Service (without regard to the occurrence of an IPO or Company Transaction), but your Continuous Service terminates prior to the earlier of an IPO or a Company Transaction, your Stock Unit Award will be exercisable for 90 days following the IPO or

Company Transaction, but only with respect to the portion of the Stock Units subject to the award that would have vested based upon your Continuous Service through the date of your termination of Continuous Service.

4. Exercise Procedure

This Stock Unit Award shall be exercisable by written notice (in the form attached as Exhibit A) which shall state the election to exercise the Stock Unit Award and the number of Stock Units as to which the Stock Unit Award is to be exercised. Such written notice shall be signed by you (or any person having the right to exercise your Stock Unit Award after your death) and shall be delivered in person or by registered or certified mail, postage prepaid, to the Corporate Secretary of the Company, or to such other person or in such other manner as may be specified in written procedures prescribed by the Company under the Plan. This Stock Unit Award shall be deemed to be exercised upon receipt and acceptance by the Company of such written notice in accordance with the foregoing procedures.

5. No Rights as Stockholder

You shall not have voting or any other rights as a stockholder of the Company with respect to the Stock Units.

6. Transfer Restrictions

Any sale, transfer, assignment, encumbrance, pledge, hypothecation, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, whether voluntarily or by operation of law, directly or indirectly, of your Stock Unit Award shall be strictly prohibited and void.

7. Withholding

To the extent applicable, you agree to make arrangements satisfactory to the Company for the payment of any federal, state, local or foreign minimum withholding tax obligations that arise with respect to this Stock Unit Award, including, without limitation, the receipt of cash upon the exercise of this Stock Unit Award. Notwithstanding the previous sentence, you acknowledge and agree that the Company (or your employer, if not the Company) has the right to deduct from payments of any kind otherwise due to you any federal, state or local taxes of any kind required by law to be withheld with respect this Stock Unit Award.

8. General Provisions

8.1 Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and you and your legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.

8.2 No Service or Employment Contract. This Agreement does not confer upon you any right with respect to continuance of employment by or service with the Company, a Parent, a Subsidiary or an Affiliate, nor does it interfere in any way with the right of the Company, a Parent, a Subsidiary or an Affiliate to terminate your employment or services at any time.

8.3 Governing Law. This Agreement will be construed and administered in accordance with and governed by, to the extent not otherwise governed by the laws of the state or nation in which you reside, the laws of the State of California without giving effect to principles of conflicts of law.

8.4 Notices. Any notice required to be given or sent pursuant to the terms of this Agreement shall be sufficiently given or served when transmitted by registered or certified mail, postage prepaid, addressed (i) if to you, to your address in the Company’s files, or to such other address as you may specify in writing to the Company, and (ii) if to the Company, to the Company’s headquarters, attention Corporate Secretary.

9. Section 409A Compliance

The Company intends that any Stock Unit and payments in respect thereof fully comply with the payout and other limitations and restrictions imposed under Section 409A of the Internal Revenue Code of 1986, as amended (“Code”), to then extent applicable, and the Company and you agree that the vesting and payout timing provisions applicable to the Stock Unit Award, and the terms regarding such Stock Unit Awards, shall be deemed modified, if and to the extent necessary to comply with the payout and other limitations and restrictions imposed under Code Section 409A, if and to the extent such compliance is necessary to avoid the penalties otherwise imposed under Section 409A.

10. Agreement Is Entire Contract

This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year indicated above on the first page of this Agreement as the Date of Grant.

SUNPOWER CORPORATION

By:
Its:

[Name of Grantee]

EXHIBIT A

SUNPOWER CORPORATION

STOCK UNIT AWARD AGREEMENT

EXERCISE NOTICE

Sunpower Corporation

430 Indio Way

Sunnyvale, California 94085

USA

Attention: Corporate Secretary

The undersigned (“Participant”) hereby elects to exercise a Stock Unit Award with respect to                      Stock Units pursuant to the Stock Unit Award Agreement (the “Agreement”) by and between the Participant and Sunpower Corporation (“Company”), dated                     , and the Sunpower Corporation 2005 Stock Unit Plan (the “Plan”).

Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s exercise of rights under the Stock Unit Award Agreement and this Notice. Participant represents that Participant has consulted with his or her own independent tax advisor in connection with exercising rights under the Stock Unit Award and that Participant is not relying on the Company or his or her employer for any tax advice.

The Plan and the Stock Unit Award Agreement are incorporated herein by reference and constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

Submitted by:

PARTICIPANT:

Name:
Address:
Accepted by:

SUNPOWER CORPORATION

By:
Its:

Date Received and Accepted: